AGREEMENT

THIS AGREEMENT is made June 22, 2017, between CYCLONE POWER TECHNOLOGIES, INC., a Florida corporation, Pompano Beach, Florida (“Cyclone Power”) and ANTON & CHIA, LLP, Newport Beach, California (“ANC”).

WHEREAS, the ANC has provided auditing services to Cyclone Power in connection with Cyclone Power’s SEC reporting requirements; and

WHEREAS, concerns arose with respect to ‘additional professional fees requested by ANC from Cyclone Power to complete Cyclone Power’s 2014 and 2015 audits — thereby necessitating Cyclone Power to sign two (2) Promissory Notes (the “Notes”) in favor of ANC; and

WHEREAS, the parties wish resolve the payment of the Notes; and

NOW, THEREFORE, in consideration of the foregoing and mutual promises the parties agree as follows:

1. Promissory Notes: The Notes are: (A) Note #1 dated January 30, 2017 in the amount of $60,000.00 and (8) Note #2 dated March 16, 2017 in the amount of $25,000.00. True copies of the Notes are attached to this Agreement.

2. Satisfaction of Notes: Cyclone Power agrees to pay, and ANC agrees to accept the total sum of $20,000.00 in full satisfaction of the $85,000.00 face value due under both Notes. That sum has been deposited to the Attorney Trust Account of Elliott Goldberg, Esq, (with proof provided to ANC within 3 days) and shall be irrevocably released by Mr. Goldberg to ANC no later than 3 days following full execution of this Agreement and ANC’s compliance with its obligations in Paragraph 3 below.

3. ANC Obligations: In consideration for the satisfaction of the Notes, ANC agrees to do the following:

A. Transmit all Cyclone Power, information, consent letters and accountant “work papers” to its successor auditor, Patrick Heyn CPA of Soles, Heyn & Company LLC, which relate to ANC’s 2015 Audit of the financial statements of Cyclone Power, on or before June 28, 2017;

B. Allow Soles, Heyn & Company LLC full access to and provide copies of (if requested) ANC work papers related to ANC’s audit of the 2014 and 2015 financial statements of Cyclone Power — similarly, on or before June 28, 2017;

C.	Refrain from withdrawing any prior opinion or audit letters related to the 2014 and 2015 financial statements of Cyclone Power, unless such withdrawal is required under applicable ethical, audit and SEC standards and rules, or the standards and rules of any applicable regulatory body;

D. Subject to applicable ethical, audit and SEC standards and rules, or the standards and rules of any applicable regulatory body, and subject to ANC’s review and comments, permit the re-issuance of its previously filed opinion related to the December 31, 2015 Cyclone Power financial statements to be included in Cyclone Power’s 2016 1OK filing . It is understood that should A&C identify any concerns, they will alert Cyclone Power and Patrick Heyn CPA of Soles, Heyn & Company LLC to allow them to resolve thier concern so as to allow the re-issuance its previously filed opinion related to the December 31, 2015 Cyclone Power financial statements to be included in Cyclone Power’s 2016 1OK Filing , obviously its up to A&C to determine if the concern was resolved. ;

£. Communicate and cooperate with successor auditor Soles, Heyn & Company LLC with respect to ANC’s obligations identified in subparagraphs A., B. and 0., above — not to exceed five (5) hours of time;

4. Applicability: The terms of this Agreement are limited to the payment of the subject Notes and transfer of related information. IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above written.

With respect only to Paragraph Number 2, above.